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FOR RELEASE MARCH 20, 2001


              Contact:  Jim Taylor, Chief Financial Officer
                        972-869-3400
                        jtaylor@thomasgroup.com

[ ]  OUTLOOK CONFERENCE CALL

We would like to invite you to participate in a conference call with Senior Management of Thomas Group, Inc.

NASDAQ/NMS SYMBOL:  TGIS
THURSDAY, MARCH 29, 2001
8:00 A.M. CST, 9:00 A.M. EST

We will discuss the product profile we distributed January 4th, and the outlook for the year 2001. Following Management's statement there will be a question and answer session for callers.

To participate in the Conference Call, please call 800-553-0327 from the U.S., or 612-332-0630 from outside the U.S., on Thursday, March 29, 2001 at 7:55 a.m. CST/8:55 a.m. EST. You will need to know the name of

the call:                 Outlook Conference Call
the company contact:      Jim Taylor

Although interactive participation in the call will be limited to investment professionals, any interested party may listen to a live broadcast of the call via the Internet by logging on to www.vcall.com. Interested persons are encouraged to log on to vcall approximately 15 minutes prior to the designated start time in case they need to download any software. For those unable to listen to the live broadcast, a replay will be available at the same web site beginning immediately after the conclusion of the call and continuing through midnight on April 4, 2001.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT JIM TAYLOR AT 972-869-3400.

THANK YOU.

FOR PLAYBACK OF THE CONFERENCE CALL, BEGINNING 11:30 A.M. 03/29/01 AND ENDING 11:59 P.M. ON 04/05/01, U.S. CALLERS MAY CALL 800-475-6701 AND INTERNATIONAL CALLERS MAY CALL 320-365-3844. THE CONFERENCE CALL REPLAY ID# IS 577765.